As filed with the Securities and Exchange Commission on December 19, 2006.

                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                BIOENVISION, INC.
               (Exact name of issuer as specified in its charter)

        Delaware                                          13-4025857
(State of Incorporation)                    (IRS Employer Identification Number)

                 345 Park Avenue, 41st Floor, New York, NY 10154
               (Address of Principal Executive Offices) (Zip Code)

                                BIOENVISION, INC.
                            2003 STOCK INCENTIVE PLAN
                            (Full title of the Plan)

         Christopher B. Wood, M.D., Chairman and Chief Executive Officer
                                Bioenvision, Inc.
                           345 Park Avenue, 41st Floor
                               New York, NY 10154
                     (Name and address of agent for service)

                                 (212) 750-6700
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              J. Mark Poerio, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                               875 15th Street, NW
                              Washington, DC 20005
                                 (202) 551-1780
            (Name, address and telephone number of agent for service)

                                     CALCULATION OF REGISTRATION FEE
 Title of Securities to be     Amount to be     Proposed Maximum     Proposed Maximum       Amount of
        registered              registered       Offering Price     Aggregate Offering   Registration Fee
                                                    Per Unit               Price

2003 Stock Incentive Plan,       2,250,000          $ 4.96 (2)         $ 11,160,000           $ 1,194.12
Common Shares, par value
$.001 per share (1)

(1) Registered herein are 2,250,000 shares of the Registrant's Common Shares that may be issued pursuant to its 2003 Stock Incentive Plan. Also registered hereunder are such additional number of Common Shares, presently indeterminable, as may be necessary to satisfy the anti-dilution provisions of the Plans to which this Registration Statement relates in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act, the proposed maximum offering price per share of the shares being registered is estimated solely for the purpose of determining the registration fee, based upon the average of the high and low sales prices per share of the Registrant's Common Stock ($4.96 per share), as reported on the National Association of Securities Dealers Automated Quotation, National Market System on December 13, 2006, which is within five business days prior to the date of filing of this Registration Statement.

                                EXPLANATORY NOTE

        Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended, this registration statement on Form S-8 (the "Registration Statement") of Bioenvision, Inc. (the "Company") is being filed in order to register 2,250,000 additional shares of the Company's common stock , $0.001 par value per share, which may be issued from time to time under the Company's 2003 Stock Incentive Plan, as amended December 17, 2004. The contents of the registration statement on Form S-8, filed on February 25, 2004 (SEC File No. 333-113094) and post-effective amendment no. 1 to Form S-8, filed on January 6, 2005 (SEC File No. 333-113094) are incorporated by reference into this Registration Statement.

ITEM 8. EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1 Bioenvision, Inc. 2003 Stock Incentive Plan, as amended (Annex A and Annex B to the Company's definitive proxy statement on
               Schedule 14-A, filed in connection with the annual meeting of stockholders held on December 15, 2006 (SEC File No. 001-31787), which is incorporated herein by reference)

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Company (filed herewith)

23.1 Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith)

23.3 Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (filed herewith)

23.4           Consent of Paul, Hastings, Janofsky & Walker LLP (included in
               Exhibit 5.1)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Bioenvision, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of December, 2006.


                                 BIOENVISION, INC.
                                 A Delaware corporation (Registrant)

                                 By: /s/ Christopher B. Wood
                                     -----------------------
                                     Name:  Christopher B. Wood
                                     Title: Chairman and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                        Title                                  Date

/s/ Christopher B. Wood          Chairman and Chief Executive           December 19, 2006
-----------------------          Officer (Principal Executive
Christopher B. Wood              Officer)

/s/ James S. Scibetta            Chief Financial Officer                December 19, 2006
-----------------------          (Principal Accounting Officer)
James S. Scibetta

/s/ Michael Kauffman             Director                               December 19, 2006
----------------------
Michael Kauffman

/s/ Steven A. Elms               Director                               December 19, 2006
----------------------
Steven A. Elms

/s/ Andrew Schiff                Director                               December 19, 2006
----------------------
Andrew Schiff


                                INDEX TO EXHIBITS

EXHIBIT
NO.            DESCRIPTION

4.1 Bioenvision, Inc. 2003 Stock Incentive Plan, as amended (Annex A and Annex B to the Company's definitive proxy statement on
               Schedule 14-A, filed in connection with the annual meeting of stockholders held on December 15, 2006 (SEC File No. 001-31787), which is incorporated herein by reference)

5.1 Opinion of Paul, Hastings, Janofsky & Walker LLP regarding the legality of the securities being registered by the Company (filed herewith)

23.1 Consent of J.H. Cohn LLP, Independent Registered Public Accounting Firm (filed herewith)

23.2 Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith)

23.3 Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm (filed herewith)

23.4           Consent of Paul, Hastings, Janofsky & Walker LLP (included in
               Exhibit 5.1)